UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2019

NORWOOD FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania		18431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)     On April 23, 2019, the Company held its annual meeting of stockholders.

(b)    The following is a record of the vote on each matter presented at the annual meeting.

(1)    Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Andrew A. Forte	3,857,031	65,527	1,428,727
Ralph A. Matergia	2,987,106	925,452	1,428,727
Susan Campfield	3,815,776	106,782	1,428,727

There were no abstentions in the election of directors.

(2)    Ratification of appointment of S.R. Snodgrass, P.C. as independent auditors for the fiscal year ending December 31, 2019.

For	Against	Abstain
5,303,539	28,615	19,131

There were no broker non-votes on the ratification of auditors.

(3)    Approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, $0.10 par value per share, from 10,000,000 to 20,000,000.

For	Against	Abstain
5,016,676	302,442	32,167

There were no broker non-votes on the amendment to the Articles of Incorporation.

For further information, reference is made to the Registrant’s press release dated April 26, 2019, which is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits:

99.1	Press Release, dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.

Date: April 26, 2019	By:	/s/ Lewis J. Critelli
Lewis J. Critelli President and Chief Executive Officer (Duly Authorized Representative)